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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
VerticalNet, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Internet Capital Group, Inc. of our report dated February 13, 2001, except for the last two paragraphs of Note 21, which are as of March 16, 2001, with respect to the consolidated financial statements of VerticalNet, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and our report dated March 29, 2001 relating to the financial statement schedule as of December 31, 2000 and for each of the years in the three-year period then ended which reports are included in the December 31, 2000 annual report on Form 10-K of VerticalNet, Inc.

We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-4 of Internet Capital Group, Inc.


/s/ KPMG LLP

Philadelphia, Pennsylvania
June 26, 2001